FORM 8-K



                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                    Date of Report:  April, 1995


                      MAINE PUBLIC SERVICE COMPANY
        (Exact name of registrant as specified in its charter)



            Maine                   1-3429          01-0113635
(State, or other jurisdiction    (Commission       (IRS Employer
      of incorporation)          File Number)    Identification No.)


209 State Street, Presque Isle, Maine                 04769
(Address of principal executive offices)            (Zip Code)


Registrant's Telephone Number, Including Area Code   207-768-5811

Current Report, Form 8-K for                           Date of Report:
Maine Public Service Company                           April, 1995



Item 5.   Other Material Events

     Houlton Water Company's Application for Certificate of Public Convenience and Necessity for Purchase of Firm Requirements Service from Central Maine Power Company, MPUC Docket No. 94-476.

     Reference is made to the Company's Form 10-K for the fiscal year ended December 31, 1994 in which the Company reported that it had intervened in the Maine Public Utilities Commission's (MPUC) approval of a long-term power contract between Central Maine Power (CMP) and the Houlton Water Company (HWC), the Company's largest wholesale customer. The Company argued that because CMP intended to serve HWC's load from a facility that CMP acquired using State financing, State energy and regulatory policy should prohibit CMP from using that facility to the detriment of other utility customers in the State.

     On March 30, 1995, the MPUC issued its decision on the Company's argument. The MPUC concluded that the statutes granting it the authority to approve the contract between CMP and HWC did not confer upon the MPUC authority to consider the effects of that contract upon the Company and its customers. The MPUC also found that the statutes granting CMP the right to use State funds to acquire the facility did not give the MPUC any authority to establish conditions concerning the operation of the facility. As a result, the MPUC declined to take into account, in considering its approval of the CMP-HWC contract, the effect of that contract upon the Company and its customers.

                                   MAINE PUBLIC SERVICE COMPANY
                                           Registrant



April 18, 1995
                                   Larry E. Laplante
                                   Larry E. LaPlante, Vice President
                                   Finance and Treasurer